VISEON, INC.

                SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANTS

                          ----------------------------

                               PURCHASE AGREEMENT
                          ----------------------------

                                 MARCH 19, 2004

To the Purchaser identified
on the signature page hereof


Dear Sirs:

1. Introductory. Viseon, Inc., a Nevada corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser identified on the signature page hereof (the "Purchaser") the number of shares of the Company's Series A Convertible Preferred Stock, Series A-1 Warrants, and Series A-2 Warrants set forth on the signature page hereof (collectively, the "Offered Securities"), each to be issued in a private placement pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933 (the "Securities Act") pursuant to which Puglisi & Co (the "Placement Agent") is acting as a placement agent, and hereby agrees with the Purchaser as follows:

         The Purchaser and other holders (including, to the extent set forth herein, subsequent transferees) of the Offered Securities will be entitled to the benefits of a registration rights agreement of even date herewith among the Company and the Purchaser (the "Registration Rights Agreement"), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the "Commission") registering the resale of the common stock which may be obtained upon the conversion or exercise of, or received as dividends on, the Offered Securities (the "Underlying Common Stock") under the Securities Act.

2. Purchase, Sale and Delivery of Offered Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the number of units set forth on the signature page of this Agreement, each Unit consisting of (i) one share of the Company's Series A Convertible Preferred Stock, (ii) a Series A-1 Warrant [entitling the Purchaser to acquire twelve thousand five hundred (12,500) shares of the Company's Common Stock, at the purchase price of ONE DOLLAR AND EIGHT CENTS ($1.08) per share, exercisable for five (5) years, subject to the terms, conditions and adjustments, as set forth therein] and (iii) a Series A-2 Warrant [entitling the Purchaser to acquire twelve thousand five hundred (12,500) shares of the Company's Common Stock at the purchase price of ONE DOLLAR AND TWENTY-SIX CENTS ($1.26) per share, exercisable for five (5) years, subject to the terms, conditions and adjustments, as set forth therein] (each such unit, a "Unit") for a purchase price of Twenty-Five Thousand Dollars ($25,000) per Unit.

(b) This Agreement is part of an offering of the Offered Securities being conducted by Puglisi & Co, Inc., as placement agent (the "Placement Agent"), on behalf of the Company (the "Offering").

(c) The Purchaser has made payment by wire transfer of funds in accordance with instructions from the Company in the full amount of the purchase price of the Offered Securities, which Purchaser is purchasing (the "Payment"). The Payment shall be held in a non-interest bearing escrow or trust account at Buchanan Ingersoll P.C. until such time as the Placement Agent has received executed purchase agreements, purchaser questionnaires and funds for the purchase of the Offered Securities providing for aggregate gross proceeds of at least $6,000.000, but not more than $6,500,000, (which minimum amount may be reduced to any amount not less than $4,000,000 and which maximum amount may be increased, subject to the provisions of Paragraph 2(d), to any amount not greater than $8,500,000, by agreement between the Company and the Placement Agent, without notice to any Purchaser) and each of the conditions set forth
Section 6 of this Agreement have been satisfied or waived by the Purchaser. The Purchaser understands that it will not earn interest on any funds held in the escrow or trust account regardless of the length of time between the date Purchaser transfers such funds and the date of closing of the Offering. The Placement Agent and the Company may hold an initial closing of the Offering (the "Initial Closing") at any mutually agreeable time, but in no event after March 15, 2004 (the "Initial Closing Date"), and in no event shall the minimum amount of gross proceeds from the sale of the Offered Securities in the Initial Closing be less than $4,000,000. If the Initial Closing does not occur by March 15, 2004, the Payment will be returned to the Purchaser by wire transfer no later than 5:00 p.m. Eastern Time, on March 16, 2004. The Company may hold additional interim closings after the Initial Closing provided that the terms of the Offering are the same for each closing, and the gross proceeds thereof are at least $250,000. Any such interim closings are each hereinafter referred to as an "Additional Closing" and shall occur on one or more dates, each hereinafter referred to as an "Additional Closing Date". The Initial Closing Date and the Additional Closing Dates are each hereinafter sometimes referred to as a "Closing Date" and the Initial Closing and Additional Closings are each hereinafter sometimes referred to herein as a "Closing". The last Closing is sometimes referred to herein as the "Final Closing". Upon receipt by the Company of the requisite payment for all Offered Securities to be purchased by the purchasers whose purchase agreements are accepted at the Initial Closing or any Additional Closing, as applicable, and subject to the satisfaction of certain conditions, the Offered Securities so purchased will be issued in the name of each such purchaser, and the name of such purchaser will be registered on the stock transfer books of the Company as the record owner of such Offered Securities. The Company will promptly thereafter issue to each purchaser participating in such Closing a stock certificate for the Offered Securities so purchased. From and after the Final Closing, the Offering shall terminate and the Company shall thereafter be precluded from issuing any additional shares of Series A Convertible Preferred Stock. In no event shall the Final Closing occur more than thirty (30) days after the Initial Closing.

(d) In no event shall any Closing occur after April 30, 2004. Any agreement between the Company and the Placement Agent to increase the size of the Offering to an aggregate amount of gross proceeds of more than $6,500,000, is contingent upon the Company filing an amendment to its Articles of Incorporation for the purpose of increasing the number of authorized shares of Common Stock therein and until such Amended Articles are effective, the Company and the Placement Agent shall not conduct any Closing that would result in the aggregate gross proceeds of the Offering exceeding $6,500,000. Notwithstanding any increase in the size of the Offering, the dates and time, limitations set forth hereinabove shall not be extended.

(e) The Purchaser hereby agrees to be bound hereby upon (i) execution and delivery to the Company, in care of the Placement Agent, of the signature page to this Agreement and (ii) if the Company so chooses to accept this Agreement from the Purchaser, written acceptance on the Initial Closing Date or an Additional Closing Date, as the case may be, by the Company and the Placement Agent of this Agreement, which shall be confirmed by faxing to the Purchaser the signature page to this Agreement that has been executed by the Company.

3. Representations and Warranties of the Company1. The Company represents and warrants to, and agrees with, the Purchaser that:

(a) As of the date of this Agreement, all reports (collectively, the "Exchange Act Reports") which have been required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") have been filed under the Exchange Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b) (i) The Company's audited consolidated financial statements as of June 30, 2003, contained in the Form 10-KSB and the unaudited financial statements for the three months ended December 31, 2003, contained in the Form 10-QSB, including the notes contained therein, fairly present the consolidated financial position of the Company at the respective dates thereof and the results of its consolidated operations for the periods purported to be covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein. All liabilities, contingent and other, of the Company and its subsidiaries, are set forth in the financial statements as of June 30, 2003 and December 31, 2003 contained in the Form 10-KSB and Form 10-QSB respectively, excepting only liabilities incurred in the ordinary course of business subsequent to December 31, 2003, and liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements.

                           (ii) Since December 31, 2003, there has been no
material adverse change in the financial condition of the Company from the financial condition stated in such financial statements. The capitalization of the Company, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock and stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock as of the date of this Agreement, is as described in Schedule 3(b) attached to this Agreement.

(c) The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered, will be validly issued, fully paid and non-assessable (in the case of Series A Convertible Preferred Stock) and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms.

(d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports.

(e) Each wholly-owned subsidiary of the Company (each, a "Subsidiary") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports; each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and is owned free from liens, encumbrances and defects. The Subsidiaries listed in Exhibit 21 to the Form 10-KSB for the year ended June 30, 2003 constitute the only subsidiaries of the Company.

(f) When the Offered Securities are delivered and paid for pursuant to this Agreement, such Offered Securities will be convertible into or exercisable for the Underlying Common Stock in accordance with the terms of such Offered Securities. The Underlying Common Stock initially issuable upon conversion or exercise of, or, at the option of the Company, issuable as payment of dividends on, such Offered Securities has been duly authorized and reserved for issuance upon such conversion, exercise, or payment and, when issued upon such conversion, exercise or payment, will be validly issued, fully paid and nonassessable; the outstanding Common Stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and conforms to the description thereof contained in the Exchange Act Reports; and the shareholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Common Stock. Except as set forth on
Schedule 3(b), there are no outstanding rights, options, warrants, right of first refusal agreements, commitments or similar rights for the purchase or acquisition from the Company or any of its Subsidiaries of any securities of the Company or any of its Subsidiaries. The Offered Securities and the Underlying Common Stock, when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the private placement of the Offered Securities). No co-sale right, right of first refusal or other similar right exists with respect to the Offered Securities and the Underlying Common Stock or the issuance and sale thereof. The issue and sale of the Offered Securities and the Underlying Common Stock will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Offered Securities and Underlying Common Stock. The issuance and sale of the Offered Securities and Underlying Common Stock under the Agreements does not contravene the rules and regulations of any self-regulatory organization, exchange or market (an "SRO"). Except for the registration rights listed on Schedule 2, no holder of any of the securities of the Company has any rights ("demand," "piggyback" or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a registration statement.

(g) Except for the Placement Agency Agreement between the Company and Puglisi & Co dated February 23, 2004 (the "Placement Agency Agreement"), there are no contracts, agreements or understandings between the Company and any person in connection with the sale of the Offered Securities that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder's fee or other like payment.

(h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body, any SRO, or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities and the Underlying Common Stock by the Company except for post-Closing compliance with Blue Sky laws of the jurisdictions, if any, where any Purchaser may reside and the order of the Commission declaring the Registration Statement (as defined in the Registration Rights Agreement) effective.

(i) The execution, delivery and performance this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and the Underlying Common Stock and compliance with the terms and provisions hereof and thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, or the charter or by-laws of the Company or any such Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities and the Underlying Common Stock as contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is (i) in violation of its articles of incorporation, bylaws, or other organizational document, or in violation of any law, administrative regulation, rule, ordinance or order of any court or governmental agency, arbitration panel or authority or SRO applicable to the Company or any of its Subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect (as defined below) or which would be reasonably likely to have a material adverse effect on the transactions contemplated hereby or by the Registration Rights Agreement, or (ii) in default (and assuming that the Closing shall have occurred there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect or which would be reasonably likely to have a material adverse effect on the transactions contemplated hereby or by the Registration Rights Agreement.

(j) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company. This Agreement and the Registration Rights Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(k) The Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens and encumbrances other than as set forth in the Company's Form 10-KSB for the twelve month period ending June 30, 2003 or in the Company's Form 10-QSB for the three month period ending December 31, 2003 filed with Commission (the "Current Exchange Act Reports"). All real properties and all other properties and assets owned by the Company and the Subsidiaries, that are material to the business of either of them or that have a value of $10,000 or more, are free of any defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them. To the best of the Company's knowledge and belief, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(l) The Company and the Subsidiaries each possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any Subsidiary, would have a material adverse effect on the business, assets, operations, financial condition or results of operations of the Company (a "Material Adverse Effect").

(m) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(n) The Company and the Subsidiaries have, own, or possess or can acquire adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of, or conflict with the intellectual property rights owned by others with respect to such intellectual property rights.

(o) There are no pending actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective properties or officers or directors, in their capacity as such, that, if determined adversely to the Company, would have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement the Registration Rights Agreement or the Offered Securities or which are otherwise material in the context of the sale of the Offered Securities; and to the best of the Company's knowledge and belief, no such actions, suits or proceedings are threatened.

(p) Each of the Company and its Subsidiaries has filed, excepting federal income tax returns for fiscal years 2001 and 2002 which have been prepared in anticipation of filing, all necessary federal and state income and franchise tax returns and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any Subsidiary. All tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

(q) The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations thereunder, that are currently in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of such Act not currently in effect at all times after the effectiveness of such provisions except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect or which would be reasonably likely to have a material adverse effect on the transactions contemplated hereby or by the Registration Rights Agreement. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide the Company's management with timely and accurate information as to its financial position

(r) . The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date required by the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (such date, the "Evaluation Date"). The Company has presented in the applicable Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Regulation S-B) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls. The Company meets the requirements for the use of Form SB-2 for the registration of the resale of the Offered Securities and the Underlying Common Stock by the Purchaser.

(s) Since December 31, 2003 there has been no development or event that would constitute a Material Adverse Effect, nor any development or event known to the Company that prospectively involves a Material Adverse Effect, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t) The Company is not and is not required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act") and at all times maintains satisfactory controls and procedures to provide accurate data upon which to base such statement; the Company's intended use of the proceeds of the Offering are to retire long and short term indebtedness, and for general working capital for the continued operation of its business and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as such term is defined in the Investment Company Act.

(u) All offers and sales of securities by the Company have been made by the Company in compliance with the Securities Act and the rules and regulations of the Commission thereunder.

(v) Assuming the accuracy of the representations of the Purchaser in the Purchaser Questionnaires and herein, the offer and sale of the Offered Securities by the Company to the Purchaser, and the issuance of the Underlying Common Stock, in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder and will be exempt from and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

(w) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Offered Securities to Purchaser. The issuance of the Offered Securities to the Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the Securities Act or any applicable rules of the Nasdaq Stock Market. The Company will not make any offers or sales of any security that would cause the offering of the Offered Securities to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act or any applicable rules of the Nasdaq Stock Market.

(x) The Company is in material compliance with all applicable securities (or "Blue Sky") laws of the states of the United States identified in writing by the Placement Agent to the Company, which includes the state in which the Purchaser resides and of each other state in which the Offering has been made to the Purchaser, as identified in writing by the Placement Agent to the Company.

(y) The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities or the Underlying Common Stock except for this Agreement, the Registration Rights Agreement and the Placement Agency Agreement.

(z)      The Company is subject to Section 13 or 15(d) of the Exchange Act.

(aa) The Company has not taken any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Common Stock in any manner in contravention of applicable securities laws.

(bb) The Company has provided the Purchaser in writing with all material public information in connection with the business of the Company and the transactions contemplated by this Agreement, and no representation or warranty made, nor any document, statement, or financial statement prepared or furnished by the Company in connection herewith contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company confirms that neither it nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.

(cc) (i) For the purposes of this Agreement, the term "Intellectual Property" means all intellectual property rights of the Company and its Subsidiaries, including (a) all inventions, including discoveries related thereto, conceived of or reduced to practice as of the date hereof, whether patentable or not in any jurisdiction, patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (b) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification of or renewal of any such registration or application;
(c) computer software (including software, data, and related documentation); (d) non-public information, trade secrets, know-how (including, without limitation, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings and specifications) and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person or entity; (e) writings or other works, whether copyrightable or not in any jurisdiction, registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (f) any similar intellectual property rights, and (g) any claims or causes of action arising our of or related to any infringement or misappropriation of any of the foregoing.

(i) The Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property owned by the, free and clear of any and all liens, encumbrances or other adverse claims or interests of any kind or nature, except as previously disclosed in any Current Exchange Act Report. Neither the Company nor any Subsidiary has received any notice or claim (whether written, oral or otherwise) challenging their ownership of any of the Intellectual Property owned by them or suggesting that any other third party has any claim of legal or beneficial ownership or interest with respect thereto.

(ii) All of the Intellectual Property necessary to the operation of the business of the Company and its Subsidiaries is, to the knowledge of the Company, valid and enforceable, without any qualification, limitation or restriction thereon or on the use thereof and the Company has not received any notice or claim (whether written, oral or otherwise) challenging or questioning the validity or enforceability of any of the Intellectual Property or indicating an intention on the part of any third party to bring a claim that any of the Intellectual Property is invalid or unenforceable or has been misused which has not been previously disclosed in any Current Exchange Act Report or as discussed in the attached due diligence opinion of Howison and Arnott, provided that the Company represents and warrants that the matters identified in such due diligence opinion will not have a Material Adverse Effect nor is there a reasonable basis for a claim that any of the Intellectual Property is invalid or unenforceable or has been misused, and, with respect to all patents included in the Intellectual Property, to the knowledge of the Company, there is no relevant prior art pertaining to any issued patents thereof that was not disclosed during the prosecution of the patent application(s) therefor and which if such prior art had been disclosed may have affected the prosecution thereof or the scope of the patent claims ultimately granted in respect thereof.

(iii) The Company and its Subsidiaries have not taken any action or failed to take any action (including the manner in which they have conducted its business, or used or enforced, or failed to use or enforce, any of the Intellectual Property) that would result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Intellectual Property (including, with respect to the patents included in the Intellectual Property, failing to disclose any known material prior art in connection with the prosecution of patent applications, and with respect to the copyrights included in the Intellectual Property, failing to disclose required information to the United States Copyright Office or any other copyright registry). The Company and each Subsidiary has taken reasonable steps to protect and maintain its rights in and to the Intellectual Property. All registered trademarks, service marks, and copyrights included in the Intellectual Property have been registered or filed, and all patents included in the Intellectual Property have been filed and obtained, in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements (including, in the case of registered trademarks or service marks, the timely post-registration filing of affidavits of use and incontestability and renewal applications), and without limiting the generality of any of the foregoing, the Company and its Subsidiaries have timely paid all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Intellectual Property.

(iv) No patent, trademark or service mark included in the Intellectual Property has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding, that is material to the ownership, existence or validity of such Intellectual Property, which has not been previously disclosed in any Current Exchange Act Report and, to the Company's knowledge and belief, (A) no such action is or has been threatened with respect to any such patent, trademark or service mark, and (B) there is no patent or patent application of any third party potentially interfering with any such patent.

(v) To the knowledge of the Company, there has been no prior use of any of the trademarks and service marks included in the Intellectual Property by any third party, which would confer upon such party superior rights in such marks. All registered trademarks or service marks included in the Intellectual Property are being used, have been continuously used in the form appearing in, and in connection with, the goods and services listed in their respective registration certificates and applications therefor, respectively.

(vi) The Company and the Subsidiaries have not disclosed, nor are they under any contractual or other obligation to disclose, to another third party any trade secrets included in the Intellectual Property, except pursuant to a confidentiality and non-disclosure agreement, and, to the Company's knowledge, no third party has materially breached any such agreement.

(vii) The Company has the right to practice all inventions disclosed in the patents included in the Intellectual Property.

(viii) The Intellectual Property constitutes all of the intellectual property rights necessary for the conduct of the current business activities of the Company and its Subsidiaries.

(dd) The Company and its Subsidiaries are not a party to any action or proceeding that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation, either (i) by the Company or any Subsidiary against any third party or (ii) by any third party against the Company or any Subsidiary, pertaining to any of the Intellectual Property, nor has any such claim been made (whether written oral or otherwise) or threatened or is there any reasonable basis therefor, which has not been previously disclosed in any Current Exchange Act Report. None of the Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use, exercise, practice or other exploitation thereof by the Company or any Subsidiary, with the exception of certain Intellectual Property licensed to third parties. To the knowledge of the Company, neither the Intellectual Property nor the products sold by the Company or any Subsidiary enveloped, practiced, copied, modified (including the creation of derivatives), displayed, made, sold, offered for sale, marketed, used, leased, licensed or sublicensed, imported, exported or otherwise distributed or disposed of, or otherwise exercised or exploited by or for the Company, nor use of such products by customers or distributors, nor the activities or operations of Company or any Subsidiary infringe, misappropriate or otherwise inappropriately conflict with or violate, or has any of them infringed, misappropriated, or otherwise inappropriately conflicted with or violated, any intellectual property right or other right of any third party.

(ee) Each current employee, independent contractor and consultant to the Company who has participated in the development of any of the Intellectual Property has
(a) executed an agreement requiring each of them to maintain in strict confidence the trade secrets and information of the Company related to the Intellectual Property and (b) properly assigned such individual's rights in such Intellectual Property to the Company or such work product otherwise constitutes the property of the Company as a work made for hire. The Company and its Subsidiaries are not utilizing (A) any inventions of any independent contractors or consultants, or confidential information (including trade secrets) of any third party to which any independent contractors or consultants have been exposed, and (B) any inventions of any employees of the Company made, or any confidential information (including trade secrets) of another person to which any employees were exposed, prior to their employment by the Company, in each case excluding any inventions or confidential information that have been duly assigned in writing to the Company. To the Company's knowledge and belief, at no time during the conception of or reduction to practice of any of the Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any governmental entity or private source, or performing research sponsored by any governmental entity or private source.

(ff) No securities were sold in the offering sought to be registered by the Company's registration statement on Form SB-2 filed with the Commission on June 19, 2003 (the "Abandoned Registered Offering"). The Company voluntarily withdrew the registration statement for the Abandoned Registered Offering on or about September 10, 2003, the effective date of the withdrawal. Neither the Company nor any person acting on the Company's behalf engaged in any effort to sell equity securities of the Company within the thirty (30) calendar day period immediately following the effective date of the withdrawal of the registration statement for the Abandoned Registered Offering. The Exchange Act Reports disclose all changes in the Company's business or financial condition that occurred after June 19, 2003 that are material to the Purchaser's investment decision in the Offering. Accordingly, the Company is entitled to the protection of Rule 155(c) under the Securities Act.

(gg) Affiliates. Except as set forth in the Company's Exchange Act Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(hh) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash of the Company, together with the proceeds that the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(ii) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company's issuance of the Offered Securities and the Underlying Common Stock and the Purchaser's ownership thereof.



(jj) Other. No other purchaser of Series A Preferred Stock, Series A-1 Warrants and Series A-2 Warrants has received, or will receive, more favorable terms, conditions or covenants than those contained herein.

4. Representations by the Purchaser: Resale by the Purchaser. The Purchaser represents, warrants and acknowledges and agrees with the Company and Placement Agent as follows:

(a) The Purchaser is an "Accredited Investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act). By reason of his business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Offered Securities and the Underlying Common Stock, has the capacity to protect the Purchaser's own interests and is able to bear the economic risk of such investment. The Purchaser has had an opportunity to review all publicly disclosed financial information, publicly available information from the Company's books and records and all regulatory filings of the Company and to ask questions of representatives of the Company concerning the terms and conditions of the transactions contemplated by this Agreement.

(b) The Purchaser is acquiring the Offered Securities for the Purchaser's own account, for investment purposes only, and not with a view to the public sale or distribution thereof in violation of the Securities Act. The Purchaser understands that the Offered Securities and the Underlying Common Stock have not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein.

(c) The Purchaser is not purchasing the Offered Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper magazine or similar media or broadcast over television or radio or presented at any seminar.

(d) The Purchaser is, and on the Closing Date will be, able to bear the economic risk of an investment in the Offered Securities and is able to afford a complete loss of such investment. The Purchaser has adequate means of providing for the Purchaser's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Offered Securities for an indefinite period of time, and has no need for liquidity in such investment.

(e) The Purchaser acknowledges that the Purchaser has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Offered Securities, and the merits and risks of investing in the Offered Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable the Purchaser to evaluate the Purchaser's investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to his investment.

(f) The Purchaser understands and acknowledges that (i) the Offered Securities and, upon conversion or exercise, the Underlying Common Stock are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under
Section 4(2) of the Securities Act or Regulation D promulgated thereunder; (ii) neither of the Offered Securities nor the Underlying Common Stock have been registered under any Blue Sky law of any state and (iii) the availability of such exemptions depends in part on, and the Company is relying on the accuracy, completeness and truthfulness of, the representations made by Purchaser herein and the statements made by the Purchaser in the Purchaser Questionnaire. Purchaser hereby acknowledges and consents to such reliance by the Company. The Purchaser understands further that in absence of an effective Registration Statement, the Offered Securities can only be sold pursuant to some exemption from registration, such as Rule 144 of the Act, which requires, among other conditions, that the Offered Securities must be held for a minimum of one (1) year.

(g) The Purchaser understands and recognizes that investment in the Offered Securities involves substantial risks. The Purchaser has, by reason of the Purchaser's business or financial experience either alone or together with the Purchaser's representatives and professional advisers (who are unaffiliated with and who are not compensated, directly or indirectly, by the Company or the Placement Agent or any affiliate of either of them), such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Offered Securities and the Underlying Common Stock, has so evaluated the merits and risks of the prospective investment in the Offered Securities and the Underlying Common Stock. The Purchaser has evaluated the merits and risks of such investment to such Purchaser's satisfaction, and has the capacity to protect Purchaser's own interests in connection with the Offering. The Purchaser further acknowledges that he has read the Exchange Act Reports of the Company, including the risk factors identified therein. The Purchaser further recognizes that no Federal or state agencies have passed upon the offering of the Offered Securities or made any finding or determination as to the fairness of this investment.

(h) The Purchaser has made a decision to purchase the Offered Securities based solely upon the representations and warranties made by the Company in this Agreement, the Purchaser's review of the Exchange Act Reports and such other information made available to the Purchaser by the Company in writing and is not relying on any investigation or statements made by the Placement Agent. The Purchaser acknowledges that the Placement Agent cannot make any assurances that the Exchange Act Reports or other information supplied by the Company are accurate or complete.

         (i) The Company confirms that this Section (4)(i) supercedes any legend requirements of Section 7.03(d) of the Company's By-Laws which would otherwise be applicable to the Offered Securities and the Underlying Common Stock. (i) The Purchaser acknowledges that each certificate representing the Offered Securities and the Underlying Common Stock shall contain a legend substantially in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         (ii) Certificates evidencing the Offered Securities and Underlying Common Stock shall not contain any legend (including the legend set forth above), (A) while a registration statement covering the resale of such security is effective under the Securities Act (provided, however, that the Purchaser's prospectus delivery requirements under the Securities Act will remain applicable), or (B) following any sale of such Offered Securities and/or Underlying Common Stock pursuant to Rule 144, or (C) if such Offered Securities and/or Underlying Common Stock are eligible for sale under Rule 144(k), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of any registration statement (the "Effective Date") if required by the Company's transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this clause (ii), it will, no later than three trading days following the delivery by the Purchaser to the Company or the Company's transfer agent of a certificate representing Offered Securities and/or Underlying Common Stock issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Offered Securities and/or Underlying Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge(s) the restrictions on transfer set forth herein.

         (iii) The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Offered Securities and/or Underlying Common Stock to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Offered Securities and/or Underlying Common Stock to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Offered Securities and/or Underlying Common Stock may reasonably request in connection with a pledge or transfer of the Offered Securities and/or Underlying Common Stock, including, subject to the provisions of Section 2 (g) of the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         (iv) In addition to the Purchaser's other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Offered Securities and/or Underlying Common Stock (based on liquidation preference, in the case of Series A Preferred Stock, and based on the closing price of the Common Stock on the date such Offered Securities and/or Underlying Common Stock are submitted to the Company's transfer agent), $5 per trading day (increasing to $10 per trading day five (5) trading days after such damages have begun to accrue) for each trading day after the seventh (7th) trading day following delivery by the Purchaser to the Company or the Company's transfer agent of a certificate representing Offered Securities and/or Underlying Common Stock issued with a restrictive legend, until such certificate is delivered. Nothing herein shall limit the Purchaser's right to pursue actual damages for the failure of the Company and its transfer agent to deliver certificates representing any securities as required hereby or by the Irrevocable Transfer Agent Instructions (as defined below), and the Purchaser shall have the right to pursue all remedies available to it at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief.

(i) The Purchaser has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser. This Agreement and the Registration Rights Agreement are legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(j) If Purchaser is a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Offered Securities, (b) to delegate authority pursuant to a power of attorney and (c) to purchase and hold such Offered Securities; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Offered Securities, unless each beneficial owner of such entity is qualified as an "accredited investor" within the meaning of Regulation D and has submitted information substantiating such individual qualification.

(k) If the Purchaser is a retirement plan or is investing on behalf of a retirement plan, the Purchaser acknowledges that investment in the Offered Securities poses risks in addition to those associated with other investments, including the inability to use losses generated by an investment in the Offered Securities to offset taxable income.

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement by the Purchaser, except for such as have been obtained prior to the date hereof.

(m) The information furnished by the Purchaser herein and in the Purchaser Questionnaire signed by Purchaser is true and accurate as of the date hereof and will be true and accurate on the Closing Date, absent notification by the Purchaser to the Company of any material change in the information contained therein prior to the Closing Date.

(n) The execution, delivery and performance this Agreement and the Registration Rights Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Purchaser or any of the Purchaser's properties, or any agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the properties of the Purchaser is subject, or any charter or by-laws of the Purchaser.

(o) The Purchaser acknowledges that (i) the Offered Securities and, if converted or exercised, the Underlying Common Stock are "restricted securities" (as that term is defined in Securities Act Rule 144(a)(3) and may not be resold unless they are registered under the Securities Act or an exemption from such registration is available; (ii) the Purchaser does not have available the protection of Section 11 of the Securities Act, (iii) the Company filed a registration statement for the offer and sale of Common Stock on Form SB-2 on or about June 19, 2003 and withdrew that registration statement under Securities Act Rule 477 on or about September 10, 2003 and the effective date of that withdrawal was September 10, 2003 and (iv) the Offered Securities and the Underlying Common Stock are not being offered for sale to the Purchaser pursuant to a registered offering under the Securities Act.

(p) The Purchaser acknowledges that the Placement Agent will receive compensation from the Company in connection with the offering of the Offered Securities, but is not guaranteeing or assuming responsibility for the operation or possible liability of the Company, including, without limitation, compliance by the Company with the agreements entered into in connection with the offering, and the Placement Agent will not supervise or participate in the operation or management of the Company.

(q) No person or entity acting on behalf, or under the authority, of the Purchaser is or will be entitled to any broker's finder's or similar fee or commission in connection with this Agreement or the purchase by the Purchaser of the Offered Securities.

(r) PURCHASER HEREBY ACKNOWLEDGES THAT THE COMPANY HAS DELIVERED TO THE PURCHASER ALL INFORMATION AND DOCUMENTS THAT PURCHASER HAS REQUESTED OF THE COMPANY. IN MAKING AN INVESTMENT DECISION, THE PURCHASER HAS RELIED UPON THE PURCHASER'S OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

(s) The Purchaser acknowledges that the Placement Agent has been retained by the Company to act as the Company's placement agent in the offering of the Offered Securities and that, for its services, the Placement Agent will be compensated by the Company as follows: (i) a fee equal to (a) ten percent (10%) of the gross proceeds from the sale of the Offered Securities, (ii) a $50,000 non-accountable expense allowance, (iii) warrants to purchase fifteen percent (15%) of the number of shares of the Company's Common Stock receivable upon conversion of the Series A Convertible Preferred Stock sold in the Offering, exercisable for a five (5) year period for one dollar ($1.00) per share, subject to adjustment, and (iv) the reimbursement of certain expenses not to exceed Forty Thousand Dollars ($40,000).

(t) The Purchaser acknowledges that upon notice of acceptance from the Company, this Purchase Agreement is irrevocable by the Purchaser, that, except as required by law, the Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of Purchaser hereunder and that this Purchase Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

5. Certain Agreements of the Company. The Company agrees with the Purchaser that:

(a) In addition to any and all other public statements or disclosures made by the Company in its sole discretion (subject to the last sentence of this Section 5(a)), the Company will issue a press release and file a Current Report on Form 8-K with the Commission regarding the Final Closing of the purchase and sale of the Offered Securities on the date of the Initial Closing and, if applicable, within one (1) business day after such Final Closing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any SRO, without the prior written consent of the Purchaser, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under subclause (i) or (ii). Furthermore, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(b) The Company shall indemnify and hold the Purchaser harmless from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or from acting on behalf of the Company with respect to the Offering.

(c) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Registration Rights Agreement including all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Underlying Common Stock, the preparation of this Agreement, the Registration Rights Agreement, and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable the Underlying Common Stock.

(d) For a period of 90 days after the Final Closing Date, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any Common Stock or any securities which are convertible into, or exercisable for, Common Stock, except for (i) shares of Common Stock issued or issuable pursuant to the Offered Securities, specifically including all shares issuable upon conversion or exchange of, or as dividends on, the Offered Securities, (ii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date of this Agreement and identified in
Schedule 3(b), (iii) shares of Common Stock issuable pursuant to or upon the conversion of any note, debenture, debt instrument and any other written agreement to which the Company is a party on the date of this Agreement and identified in Schedule 3(b) and (iv) shares of Common Stock (including grants, options and warrants) issuable pursuant to or in accordance with any plan for which the Company has filed a registration statement that has been declared effective and identified in Schedule 3(b), including, without limitation, the 1994 Stock Plan and the Consultant Compensation Plan, or any other stock plan, option plan or written agreements to which the Company is a party on the date of this Agreement and identified in Schedule 3(b). (the securities described in sections (i) through (iv) inclusive may sometimes be referred to herein as the "Excluded Securities"). The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities and the Underlying Common Stock to the Purchaser hereunder.


(e) The Company shall use the net proceeds received from the sale of the Offered Securities solely for working capital, including the development of technology and, in the event that the gross proceeds to the Company in the Offering has been $6,000,000 or more, the Company may repay any portion of the outstanding principal of, and accrued interest and other amounts payable on, certain outstanding convertible indebtedness of the Company, in an amount not to exceed One Million Three Hundred Thousand Dollars ($1,300,000) in the aggregate.

(f) In the event that the Company intends to make a sale of any equity securities or securities which may be converted into, or exercised or exchangeable for, equity securities within twelve (12) months after the Closing Date for cash consideration (a "Subsequent Financing"), with the exception of any equity securities issued or sold by the company pursuant to any written agreements to which the Company is a party on the date of this Agreement and which are identified on Schedule 3(b), the Company shall provide the Purchaser with notice of the Subsequent Financing (the "Notice") as soon as practicable, but in any event no later than fifteen (15) Business Days prior to the scheduled closing of the Subsequent Financing. The Notice shall be accompanied by all offering materials provided to the investors in the Subsequent Financing. The Purchaser shall have the option, but not the obligation, to purchase up to such amount of securities in the Subsequent Financing, upon the same terms and conditions made available to the other investors in the Subsequent Offering, as may be purchased for the dollar amount that is the equivalent of the purchase price paid by the Purchaser for the Offered Securities in this offering. In the event that the Purchaser elects to exercise its option to participate in the Subsequent Financing, the Purchaser must provide the Company with written notice of such exercise no later than ten (10) Business Days after the Purchaser has received the Notice, specifying the number of securities that Purchaser has elected to purchase in the Subsequent Financing. For the purposes of this Agreement, the term "Business Day" means any calendar day other than a Saturday, Sunday, or other day on which commercial banks in the State of New York are required or authorized by law to close. The provisions of this paragraph shall not apply to any sale of equity securities or securities which may be converted into, or exercised for, equity securities (i) pursuant to an effective registration statement under the Securities Act, (ii) in connection with a strategic, non-financing related, strategic partnership, or (iii) as consideration for an acquisition of another company made by the Company.

6. Conditions of the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Placement Agent.

(b) The Purchaser shall have received copies of all documents and information, which it may have reasonably requested in connection with the offering and sale of the Offered Securities.

(c) The Company shall have caused its legal counsel to deliver to the Purchaser a legal opinion in substantially the form attached hereto as Exhibit A, including a "10b-5" statement in customary form.

(d) The Company shall have caused its intellectual property counsel to deliver to the Purchaser a legal opinion relating to the Intellectual Property substantially in the form attached hereto as Exhibit B.

(e) No stop order or suspension of trading shall have been imposed by Nasdaq, the Commission, any SRO or any other governmental regulatory body with respect to public trading in Common Stock of the Company.

(f) Subsequent to the execution and delivery of this Agreement, but prior to the respective Closing Date for such Purchaser (whether the Initial Closing Date or any Subsequent Closing Date) there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Placement Agent, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of the Purchaser is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any material suspension or material limitation of trading in securities generally on NASDAQ or any setting of minimum prices for trading on NASDAQ, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by United States Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(g) The Purchaser shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge customary to officers of such capacity in such circumstance, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that there has been no development or event that would constitute a Material Adverse Effect, nor any development or event known to the Company that prospectively involves a Material Adverse Effect.

(h) The holders of the Company's outstanding convertible indebtedness, as last identified to the Company, are set forth in Schedule 5(h) together with the corresponding principal amounts of such convertible indebtedness outstanding to such holder, having an aggregate original principal amount of approximately $1,100,000 (the "Convertible Debt"). Concurrently with the Closing, the Company shall cause each such holder to (i) exercise such holder's right to convert the Convertible Debt into Common Stock of the Company at the conversion price set forth in the in the convertible debt instrument representing the portion of the Convertible Debt owned by such holder, (ii) accept a cash payment of all outstanding principal, interest and any other amounts payable with respect to the convertible debt instrument owned by such holder, without regard to the maturity date of such convertible debt instrument, or (iii) any combination of
(i) and (ii) which the Company may offer, provided that, in each such case the payment, conversion or combination thereof shall result in the complete satisfaction of all outstanding Convertible Debt and in connection with each such transaction the Company shall not, other than as forth in clauses (i), (ii) or (iii) hereinabove, pay any cash consideration, issue any additional securities or confer upon the holders of the Convertible Debt any other consideration capable of monetization.


(i) The security holders identified in Schedule 5(i) shall have entered into an agreement for the benefit of the Purchaser pursuant to which such holders have agreed not to sell any Common Stock of the Company owned or held by them that is included in the Initial Registration Agreement during the first ninety (90) day period after the Initial Registration Statement required by Section 2 of the Registration Rights Agreement has been declared effective by the Commission.

(j) (j) The Offering shall have resulted in gross proceeds of $6,000,000 or more being made available to the Company, provided that, the Company and the Placement Agent may agree, without notice to any Purchaser, to reduce the required amount of minimum gross proceeds being made available to the Company as a result of the Offering to any amount not less than $4,000,000 at any time following the execution hereof, in their sole and absolute discretion.

(k) The Company and the Company's transfer agent shall have executed irrevocable instructions in the form attached hereto as Exhibit C (the "Irrevocable Transfer Agent Instructions"), instructing such transfer agent, and any subsequent transfer agent, to promptly issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Underlying Common Stock in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Series A Convertible Preferred Stock and/or upon exercise of the Series A-1 or A-2 Warrants.

(l) The Purchaser shall have received a certificate evidencing the incorporation and good standing of the Company in Nevada issued by the Secretary of State of the State of Nevada as of a date within ten (10) days of the Closing Date, together with a certificate evidencing the good standing of the Company as a foreign corporation in the State of Texas issued by the Secretary of State of the State of Texas.

(m) The Purchaser shall have received a certified copy of the Certificate of Incorporation and the Certificate of Designations, as certified by the Secretary of State of the State of Nevada as of a date within ten (10) days of the Closing Date.

(n) The Purchaser shall have received from the Company a secretary's certificate, dated as of the Closing Date, certifying as to (A) resolutions, (B) the Articles of Incorporation and (C) the Bylaws, each as in effect at the date hereof.

The Company will furnish the Purchaser such number of conformed copies of such opinions, certificates, letters and documents as the Purchaser may reasonably request in writing. Any Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Purchaser hereunder.

7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.

8. Notices. All notices, requests, demands, waivers, consents and other communications hereunder shall be in writing, and (i) if sent to the Purchaser or the Placement Agent shall be delivered either in person, by telegraphic, facsimile, or other electronic means, by overnight air courier or by as certified or registered mail, return receipt requested or (ii) if sent to the Company, shall be delivered either in person, by telegraphic, facsimile, or other electronic means, by overnight air courier, and shall be deemed to have been duly given and to have become effective: (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means calculated to arrive on any Business Day prior to 5:00 p.m., local time, or on the next succeeding Business Day if delivered on a non-business day or after 5:00 p.m., local time; (b) one Business Day after having been delivered to an air courier for overnight delivery or (c) three Business Days after having been deposited in the United States mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the parties at the following addresses (or at such other address as shall have been previously given in writing in accordance with the terms hereof by any party hereto):

                  If to Purchaser, to the address set forth on the signature page hereof.

                  If to Placement Agent:  Puglisi & Co, Inc.
                                            399 Park Avenue
                                            37th floor
                                            New York, NY 10022
                                            Facsimile: 212.418.1225

                                            With a copy to:

                                            Buchanan Ingersoll PC
                                            1835 Market Street, 14th Floor
                                            Philadelphia, PA 19103
                       Attention: Brian S. North, Esquire

                  If to Viseon, Inc.:

                                            Viseon, Inc.
                                            Attn: President
                                            8445 Freeport Parkway Suite 245
                                            Dallas, TX 75063

                                            With a copy to:

                                            Albert B. Greco, Jr.
                                            Law Offices of Albert B. Greco, Jr.
                                            16901 N. Dallas Parkway, Suite 230
                                            Addison, Texas 75001
                                            Facsimile: 972-818-7343

9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

11. Applicable Law: Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The Company hereby submits to the non-exclusive jurisdiction of the Federal and State courts situated in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12. Changes. This Agreement may not be modified, amended or waived except pursuant to an instrument in writing signed by the Company and the Purchaser.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Purchaser, including without limitation and without the need for an express assignment, affiliates of the Purchaser. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Upon any transfer, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Purchaser.

15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

16. Independent Nature of Purchaser's Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other purchaser under any other agreement, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other purchaser under any other agreements. The decision of the Purchaser to purchase Offered Securities pursuant to this Agreement has been made by such Purchaser independently of any other purchaser. Nothing contained herein or in any of the other agreement, and no action taken by Purchaser pursuant thereto, shall be deemed to constitute the Purchaser and any other purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser is in any way acting in concert or as a group with others with respect to such obligations or the transactions contemplated hereby. The Purchaser acknowledges that no other purchaser has acted as agent for Purchaser in connection with making its investment hereunder and that no other purchaser will be acting as agent of the Purchaser in connection with monitoring its investment in the Offered Securities and Underlying Common Stock or enforcing its rights under this Agreement. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose.

17. Replacement of Offered Securities and/or Underlying Common Stock. If any certificate or instrument evidencing any Offered Securities and/or Underlying Common Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Offered Securities and/or Underlying Common Stock.

18. Stock Splits, Etc. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock divided, reverse stock split, reorganization or other similar event effected after the date hereof.

         If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.







                            [Signature page follows]

                                             VISEON, INC.


                                             --------------------------
                                             By: John Harris, President


ACCEPTED AND AGREED:

Number of Offered Securities Being Purchased:
         Series A Convertible Preferred Stock:
         Series A-1 Warrants:
         Series A-2 Warrants:
The Offered Securities
Are to be issued in (check one box):              _____________________________
                           ---
                                                  Print Name of Purchaser

_____ individual name                             ______________________________
                                                  Print Name of Joint Purchaser
                                                      (if applicable)
_____ joint tenants
           with rights of Survivorship            ______________________________
                                                  Signature of Purchaser

_____ tenants in the Entirety
                                                  ------------------------------
                                                  Signature of Joint Purchaser
_____ corporation (an officer must sign)
                                                  ------------------------------
                                                  Address of Purchaser
_____ partnership (all general Partners
           must sign).


_____ limited liability company


Accepted as of _________ ___, 2004

VISEON, INC.


---------------------------
By: John Harris, President

--------
1 The term "knowledge" when used herein in reference to any representation or warranty of the Company shall mean (a) with respect to the period commencing on February 23, 2001 through the Closing "actual knowledge or knowledge that a reasonable person would have, after conducting due diligence" and (b) with respect to all times prior to February 23, 2001 "actual knowledge or knowledge that a reasonable person would have relying on the veracity of all available documentation, without conducting further due diligence."